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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We hereby consent to the use in this Amendment No 1. to Registration Statement on Form S-3 of our report dated August 18, 1995 (February 25, 1997 with respect to Note 17), relating to the consolidated financial statements of Integrated Process Equipment Corp. and subsidiaries as at June 30, 1995 and for each of the years in the two-year period then ended, and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Richard A. Eisner & Company, LLP

New York, New York
March 24, 1997